================================================================================

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934




Check the appropriate box:
|_|  Preliminary Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
|X| Definitive Information Statement


                             Ingenium Capital Corp.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_|  Fee computed on table below per Exchange  Act Rules  14c-5(g) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

|_| Fee paid previously by written preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
                                 --------------------------------------
     2)  Form, Schedule or Registration Statement No.:
                                                       ----------------
     3)  Filing Party:
                       ------------------------------------------------
     4)  Date Filed:
                     --------------------------------------------------

                             INGENIUM CAPITAL CORP.
                           123 Christie Mountain Lane
                        Okanagan Falls, British Columbia
                                 Canada V0H 1R0
                            Telephone (250) 809-9185


                                February 6, 2006


Dear Stockholder:

         We are providing this information statement to you as a stockholder of record of our outstanding common stock at the close of business on December 23, 2005, to advise you of one action recently approved by the holder of a majority of our issued and outstanding common stock and upon the recommendation of our board of directors. This recently approved action will become effective on February 27, 2006, which is at least 20 days after this information statement is provided to our stockholders.

         On December 23, 2005, the board of directors unanimously recommended and our stockholders approved by majority written consent that our articles of incorporation be amended to change our name from "Ingenium Capital Corp." to "Nitro Petroleum Incorporated" to reflect our new business pursuits following our recent acquisition. Once the amendment is effective, the Company will refer to itself officially as "Nitro Petroleum Incorporated."

         We are enclosing our information statement that describes the above transaction.

         Please review the enclosed information statement carefully.

         We Are Not Asking for a Proxy and You Are Requested Not To Send Us a Proxy.

                                                          Sincerely,

                                                          INGENIUM CAPITAL CORP.


                                                          /s/ Ted Kozub
                                                          Ted Kozub, President

                             INGENIUM CAPITAL CORP.
                           123 Christie Mountain Lane
                        Okanagan Falls, British Columbia
                                 Canada V0H 1R0
                            Telephone (250) 809-9185

                            -------------------------


            NOTICE OF ACTION BY MAJORITY WRITTEN STOCKHOLDER CONSENT

To the Stockholders of Ingenium Capital Corp.:

         On December 23, 2005, Ted Kozub, our president and chairman of our board of directors, who beneficially owns 5,000,000 shares, or 67.5%, of our issued and outstanding common stock, approved an amendment to our articles of incorporation to change our name to Nitro Petroleum Incorporated to reflect our new business pursuits.

         Our board of directors unanimously approved the above action on December 23, 2005, and fixed the close of business on December 23, 2005 (the "Record Date"), for the determination of stockholders entitled to notice of the above actions. As of the Record Date, we had issued and outstanding 7,402,000 shares of common stock and no issued and outstanding shares of preferred stock. In view of the approval by written consent of the Approving Stockholder, no meeting of the stockholders will be held and the above actions will become effective on February 27, 2006 (the "Effective Date"), which is at least 20 days after mailing this notice to the stockholders on about February 6, 2006.

  We Are Not Asking for a Proxy and You Are Requested Not to Send Us a Proxy.

                              INFORMATION STATEMENT

         This information statement is furnished by the board of directors of Ingenium Capital Corp., 123 Christie Mountain Lane, Okanagan Falls, British Columbia, Canada (the "Corporation"), in connection with an amendment of our articles of incorporation to change our name to Nitro Petroleum Incorporated to reflect our new business pursuits. To accomplish the name change, the majority stockholder and our board of directors have approved an amendment that, when effective, will result in Article I of our Articles of Incorporation reading as follows: "The name of the Corporation is: Nitro Petroleum Incorporated."

         Our majority stockholder, Ted Kozub, who is also our president and chairman of our board of directors, beneficially owns 5,000,000 shares, or 67.5%, of our issued and outstanding common stock and has voting control over sufficient shares of common stock to approve the above-described proposal (without the vote of any other stockholder), and has executed a majority written consent in favor of such proposal, thus effecting the approval and adoption of such proposal by our stockholders. Accordingly, we are not asking our stockholders for a proxy and stockholders are requested not to send a proxy.

         The corporate name change will become effective upon our filing of the Articles of Amendment with the Nevada Secretary of State, which filing will be made 20 days after this information statement is provided to our stockholders.

         It will not be necessary for stockholders to surrender their share certificates upon approval of the proposed name change. Rather, when share certificates are presented for transfer, new share certificates bearing the name "Nitro Petroleum Incorporated" will be issued.

                     We are not asking you for a proxy, and
                    you are requested not to send us a proxy.

                                         By order of the  Board of Directors:

                                         Ingenium Capital Corp.


                                         /s/ Ted Kozub
                                         Ted Kozub, President